Exhibit 10.8.8

RAIT FINANCIAL TRUST

2012 INCENTIVE AWARD PLAN

Share Award Grant Agreement for Non-Employee Trustees

This is a Share Award dated as of January 29, 2014 (the “Date of Grant”) from RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), to [INSERT NAME] (“Participant”) a Non-Employee Trustee, (together with the Company, the “Parties”), under the terms of the RAIT Financial Trust 2012 Incentive Award Plan (the “Plan”).

1. Defined Terms. Except as set forth below, all capitalized terms shall have the respective meaning as set forth thereto in Section 1.02 of the Plan.

(a) “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as provided in Code section 409A(a)(2)(C) and Treas. Reg. § 1.409A-3(i)(4).

(b) “Share Award” means the Six Thousand Thirty One (6,031) Common Shares which are the subject of this Grant.

2. Grant of Share Award. Subject to the terms and conditions set forth herein, the Company hereby grants to Participant the Share Award and Participant hereby acknowledges the restrictions on the Share Award. The Share Award is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time in accordance with the Plan. The terms and conditions of the Plan are and automatically shall be incorporated herein by reference and made a part hereof.

3. Vesting. This Share Award is immediately vested as of the Date of Grant. the Participant’s ability to hold, sell, transfer, pledge, assign or otherwise encumber the stock and dividends shall be unrestricted subject to the tax withholding requirements set forth in Paragraph 7(b).

4. Dividends, Voting and Recapitalization.

(a) Dividends. Pursuant to Section 5.06 of the Plan, if any dividends are paid with respect to the Common Shares, Participant shall have the right to receive such dividends paid on such vested Common Shares in such amount and at such times as received by all other shareholders of the Company.

(b) Voting. Participant shall have the right to vote all Common Shares under this Share Award while such Common Shares remain outstanding and the Participant otherwise retains such voting rights.

(c) Recapitalization. In the event of any changes in the capital stock of the Company by reason of any stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while any Common Shares comprising the Share Award shall be subject to restrictions on transfer and forfeiture hereunder, any and all new, substituted or additional securities to which Participant is entitled shall be subject immediately to the terms, conditions and restrictions of this Award.

5. Notices. Any notice to the Company relating to this Share Award shall be addressed to the Company in care of the Chief Financial Officer of the Company at the principal office of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

6. Applicable Laws. The Company may from time to time impose any conditions on the Share Award as it deems necessary or advisable to ensure that the Award satisfies the conditions of applicable laws.

7. Tax Matters.

(a) The grant of this Share Award is intended to be exempt from the requirements of Section 409A of the Code, and, to the extent that further guidance is issued under Section 409A of the Code after the date of this Award, the Company may make any changes to this Award as are necessary to bring this award into compliance with the applicable exemptions under Section 409A of the Code and the Treasury regulations issued thereunder.

(b) The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant, vesting or payment of the Common Shares and related dividends subject to this Share Award. The Participant may elect to satisfy any tax withholding obligation of the Company with respect to the Common Shares and related dividends subject to this Share Award by having Common Shares and related dividends subject to this Share Award withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal, state, local and other tax liabilities.

8. Share Award Not to Affect Service Relationship. The Share Award granted hereunder shall not confer upon Participant any right to continue as a Non-Employee Trustee or in any other service relationship of the Company or any Subsidiary or affiliate of the Company.

9. Restrictions on Issuance or Transfer of Common Shares.

(a) The obligation of the Company to issue, or remove the restrictions on, Common Shares shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Common Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, such issuance or removal, the Common Shares may not be issued or such restrictions removed in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of Common Shares and the payment of cash to the Participant pursuant to this Agreement are subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b) The Participant agrees to be bound by the Company’s policies regarding the transfer of the Common Shares subject to this Share Award and understands that there may be certain times during the year in which the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, or encumbering Common Shares.

10. Miscellaneous.

(a) Binding Effect. Subject to the limitations set forth herein, this Award shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, legal representatives, successors and assigns.

(b) Entire Agreement; Amendments. This Award and the Plan constitute the entire agreement between the parties with respect to the Award and cannot be changed or terminated orally. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(c) Counterparts. This Award may be executed in one or more counterparts, both of which taken together shall constitute one and the same agreement.

(d) Governing Law. This Award shall be governed and construed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland.

(e) Severability. In the event that any provision in this Award shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award.

(f) Section Headings. The captions and section headings of this Award are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

RAIT FINANCIAL TRUST

By:
Name:
Title:

ACKNOWLEDGMENT

The Participant acknowledges receipt of the Share Award, a copy of which is attached hereto; represents that he or she has read and is familiar with the terms and provisions thereof; hereby accepts this Share Award subject to all of the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising hereunder.

Date:
Signature of Participant

Name of Participant